Exhibit 21.1


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                                         Jurisdiction of         Percentage
          Subsidiary                     Incorporation           Ownership
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Tremont Partners, Inc.                Connecticut                   100%
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Tremont (Bermuda) Limited             Bermuda                       100%
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Tremont Securities, Inc.              New York                      100%
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Tremont Futures, Inc.                 Delaware                      100%
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TASS Investment Research Limited      United Kingdom                100%
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                                      Province of New
Tremont Investment Management, Inc.   Brunswick, Canada              65%
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